Exhibit 99.1

Sino-Global Announces New Executive Leadership to Drive Bitcoin Mining Operations Expansion

ROSLYN, NY, February 2, 2021 -- Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (“Sino-Global”, the “Company” or “we”), a non-asset based global shipping and freight logistical integrated solutions provider, announced today that the newly appointed Chief Operating Officer Mr. Lei Nie and Chief Technology Officer Mr. Xintang You will spearhead the Company’s effort to enter Bitcoin mining.

As Sino-Global evaluates its strategy for 2021 and beyond, the planned Bitcoin mining expansion follows a series of steps in preparation. The plan utilizes leadership team members who specialize in information technology, Blockchain, cryptocurrency mining operations and more. Given the Company’s plan to enhance the traditional logistics service platform through leveraging innovative technologies, the Company is excited to explore opportunities created by current market conditions and enter the cryptocurrency sector.

“We are thrilled to expand to Bitcoin mining,” commented Mr. Lei Cao, Chief Executive Officer of Sino-Global. “The management team is ready to take our business to the next level by executing this expansion strategy. We believe that Sino-Global is well-positioned to continue growing its core business while expanding to Bitcoin mining operations.”

About Sino-Global Shipping America, Ltd.

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. is a company engaged in shipping, chartering, logistics and related services. Headquartered in New York, Sino-Global has offices in Los Angeles, Mainland China, Australia, Canada and Hong Kong. The Company's current service offerings consist of shipping agency services, shipping and chartering services, inland transportation management services and ship management services. Additional information about Sino-Global can be found on the Company's corporate website at www.sino-global.net. The Company routinely posts important information on its website.

Forward-Looking Statements

Certain statements made herein are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include timing of the proposed initiative; the business plans, objectives, and expectations of the Company regarding the initative, and SINO's estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: there is uncertainty about the spread of the COVID-19 virus and the impact it will have on SINO's operations, the demand for SINO's products and services, global supply chains and economic activity in general. In addition, the value of cryptocurrencies may fluctuate significantly over time. These and other risks and uncertainties are detailed in the other public filings with the SEC by SINO.

Additional information concerning these and other factors that may impact our expectations and projections will be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2020. SINO's SEC filings are available publicly on the SEC's website at www.sec.gov. SINO disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Tuo Pan, Acting Chief Financial Officer

1-718-888-1814

tinap@sino-global.com